LLC-10	Restated Articles of Organization of a Limited Liability Company (LLC)	Exhibit 3.151

To form a limited liability company in California, you can fill out this form, and submit for filing along with:

–	A $30 filing fee.

–	A separate, non-refundable $15 service fee also must be included, if you drop off the completed form or document.

Upon filing, these restated articles of organization will supersede the initial articles of organization and all amendments previously filed.

Important! To change the LLC addresses, or to change the name or address of the LLC’s agent for service of process, you must file a Statement of Information (Form LLC-12).  To get Form LLC-12, go to www.sos.ca.gov/business/be/statements.htm.

Note: Before submitting the completed form, you should consult with a private attorney for advice about your specific business needs.		This Space For Office Use Only

For questions about this form, go to www.sos.ca.gov/business/be/filing-tips.htm.
j	LLC’s Exact Name (on file with CA Secretary of State)	‚	LLC File No. (issued by CA Secretary of State)

New LLC Name (Only complete Item 3 if you are changing the name of your LLC.)
ƒ
Proposed LLC Name
The name must end with: “LLC,” “L.L.C.,” “Limited Liability Company,” “Limited Liability Co.”, “Ltd. Liability Co.” or “Ltd. Liability Company;” and may not include: “bank,” “trust,” “trustee,” “incorporated,” “inc.,” “corporation,” or “corp.,” “insurer,” or “insurance company.”

Purpose
„	The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the Beverly-Killea Limited Liability Company Act.

LLC Addresses (If the LLC has not filed a Statement of Information (Form LLC-12), list the addresses exactly as listed in the original articles of organization.  If the LLC has filed Form LLC-12, do not complete item 5.

…	a.
		Initial Street Address of LLC	City (no abbreviations)	State	Zip
b.
		Initial Street Address of LLC, if different from 5a	City (no abbreviations)	State	Zip

Service or Process (If the LLC has not filed a Statement of Information (Form LLC-12), list the name and address of the agent for service of process exactly as listed in the original articles of organization.  If the LLC has filed Form LLC-12, do not complete Item 6.)

†	a.
Agent’s Name
	b.			CA
		Agent’s Street Address (if agent is not a corporation)	City (no abbreviations)	State	Zip

Management (Check only one.)

‡	The LLC will be managed by:
☐ One Manager ☐ More Than One Manager ☒ All Limited Liability Company Member(s)

Read and sign below: This form must be signed by at least one manager, unless a greater number is provided for in the Articles of Organization.  If a trust, association, attorney-in-fact, or any other person not listed above is signing, go to www.sos.ca.gov/business/be/filing-tips.htm for more information. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2” x 11”). All attachments are part of this document.

}	/s/ Daniel J. Booth	Daniel J. Booth	Manager of OHI Asset HUD SF CA, LLC, its manager
Sign here		Print your name here	Your business title

Corporations Code §§ 17051, 17052, 17054	2013 California Secretary of State
LLC-10 (REV 01/2013)	www.sos.ca.gov/business/be

Make check/money order payable to: Secretary of State	By Mail	Drop-Off
Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.	Secretary of State Business Entities, P.O. Box 944228 Sacramento, CA 94244-2280	Secretary of State 1500 11th Street., 3rd Floor Sacramento, CA 95814

Corporations Code §§ 17051, 17052, 17054	2013 California Secretary of State
LLC-10 (REV 01/2013)	www.sos.ca.gov/business/be